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                                                                 EXHIBIT 4.6




               AMENDED AND RESTATED SUBSIDIARIES PLEDGE AGREEMENT


          AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of July 9, 1996, made by each of the undersigned corporations (each, a "Pledgor", and collectively, the "Pledgors") in favor of Chemical Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation ("the Parent"), Ormco Corporation, a Delaware corporation ("Ormco"), Kerr Corporation, a Delaware corporation ("Kerr"), Nalge Company, a Delaware corporation ("Nalge"), Erie Scientific Company, a Delaware corporation ("Erie"), Barnstead Thermolyne Corporation, a Delaware corporation ("Barnstead"; Ormco, Kerr, Nalge, Erie and Barnstead are collectively referred to herein as the "Subsidiary Borrowers"), the Lenders, the Administrative Agent and Chemical Securities Inc. (currently known as Chase Securities Inc)., as Arranger.


                              W I T N E S S E T H:


          WHEREAS, the Parent (formerly known as Sybron Corporation), the Subsidiary Borrowers, the banks parties thereto and Chemical Bank, as agent for such banks, are parties to that certain Credit Agreement, dated as of July 1, 1993 (as amended, supplemented or otherwise modified, the "Prior Credit Agreement") providing for certain Loans (as defined therein) and other extensions of credit described therein;

          WHEREAS, the Parent and the Subsidiary Borrowers have requested the Lenders to provide credit facilities pursuant to which Loans will be made to, and Letters of Credit will be issued for the account of, the Parent and certain Subsidiary Borrowers;

          WHEREAS, the Parent and the Subsidiary Borrowers will use the proceeds of the Loans in part (i) to refinance all outstanding indebtedness of the Parent and the Subsidiary Borrowers under the Prior Credit Agreement, (ii) to finance the acquisition (the "Nunc Acquisition") of all of the Capital Stock of Nunc Inc., a Delaware corporation, Nunc GmbH, a German company, and Nunc AS, a Danish company (collectively, "Nunc") and (iii) to finance the working capital and general corporate needs, including acquisitions, of the Parent and the Subsidiary Borrowers; and


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hereinafter defined) on the terms and conditions set forth in the Credit
Agreement;

          WHEREAS, each Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) hereby pledged by such Pledgor;

          WHEREAS, each Pledgor is the legal and beneficial owner of each of the Pledged Notes (as hereinafter defined) hereby pledged by such Pledgor; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Parent and the Subsidiary Borrowers under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Parent and Subsidiary Borrowers under the Credit Agreement, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement or the Subsidiaries Guarantee and used herein are so used as so defined.

          (b)   The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral":  the Pledged Stock, the Pledged Notes and all Proceeds.

          "Issuers":  the collective reference to the companies identified on
     Schedule 1 hereto as the issuers of the Pledged Stock.

          "Obligations" means (a) as to any Pledgor, all of its obligations and liabilities (i) under the Subsidiaries Guarantee, subject to the limitations on liability contained therein and (ii) to any Lender or an Affiliate of any Lender under or in connection with any Interest Rate Agreement or foreign exchange contract and (b) without duplication, as to any Pledgor

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     which is a Subsidiary Borrower, the unpaid principal of and interest on
     (including, without limitation, interest accruing after the maturity of the Loans made to such Pledgor and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes of such Pledgor and all other obligations and liabilities of such Pledgor to the Administrative Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders) or otherwise; where the context requires, "Obligations" refers to the Obligations (as defined herein) of each and every Pledgor.

          "Obligors":  the collective reference to the companies identified on
     Schedule 2 hereto, as such Schedule may be amended from time to time.

          "Pledged Notes": the promissory note or notes of the Obligors identified on Schedule 2, together with all substitutes, replacements or refinancings thereto that may be issued or granted by any Obligor to any Pledgor while this Agreement is in effect.

          "Pledged Stock": the shares of capital stock or other equity interests listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Pledgor in respect of the Pledged Stock while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and the Pledged Notes, collections thereon or distributions with respect thereto.

          "Securities Act":  the Securities Act of 1933, as amended.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer




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to this Agreement as a whole and not to any particular provision of this
Agreement, and Section and paragraph references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all of the Pledged Stock (except such Pledged Stock which is not certificated) and the Pledged Notes listed with its name on Schedule 1 or Schedule 2 hereto, as the case may be, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral granted by such Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor.

          3. Stock Powers and Allonges. (a) Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Administrative Agent so requests, signature guaranteed.

          (b) Concurrently with the delivery to the Administrative Agent of each note representing one of the Pledged Notes, the relevant Pledgor shall deliver executed allonges endorsing such notes to "Bearer" with, if the Administrative Agent so requests, signature guaranteed.

          4. Representations and Warranties. Each Pledgor represents and warrants that:

          (a) except as set forth on Schedule 1 hereto, the shares of Pledged Stock of such Pledgor constitute all the issued and outstanding shares of all classes of the capital stock of the Issuers thereof;

          (b) the Pledged Notes of such Pledgor constitute all of the issued and outstanding promissory notes payable by the Parent and the direct and indirect Subsidiaries of the Parent (other than such Pledgor) to such Pledgor;

          (c) all the shares of such Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and each of such Pledged Notes has been duly and validly issued and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization,

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     moratorium and other similar laws relating to or affecting creditors'
     rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (d) such Pledgor is the record and beneficial owner of, and has good and marketable title to, such Pledged Stock and Pledged Notes, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement;

          (e) upon delivery to the Administrative Agent of the stock certificates evidencing such Pledged Stock (or in the case of certain Issuers organized under foreign jurisdictions, the deed or other document evidencing such Pledged Stock) and upon delivery to the Administrative Agent of such Pledged Notes, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral granted by such Pledgor, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (f) such Pledgor has obtained from each Issuer and has delivered to the Administrative Agent an Acknowledgement and Consent, substantially in the form attached hereto as Annex A, executed by each such Issuer; and

          (g) no consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery, performance, validity or enforceability of such Pledged Notes, and such Pledgor has fully performed all its obligations under such Pledged Notes.

          5. Covenants. Each Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) If such Pledgor shall, as a result of its ownership of any Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion




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     of, or in exchange for any shares of any Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations of such Pledgor. Any sums paid to such Pledgor upon or in respect of any Pledged Stock or any Pledged Notes upon the liquidation or dissolution of any Issuer or any Obligor, as the case may be, shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations of such Pledgor, and in case any distribution of capital or payment of principal shall be made to such Pledgor on or in respect of any Pledged Stock or any Pledged Notes or any property shall be distributed upon or with respect to any Pledged Stock or any Pledged Notes pursuant to the recapitalization or reclassification of the capital of any Issuer or any Obligor, as the case may be, or pursuant to the reorganization thereof, the property so distributed to such Pledgor shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations of such Pledgor. If any sums of money or property so paid or distributed in respect of any Pledged Stock or any Pledged Notes shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations such Pledgor. Notwithstanding the foregoing, in no event shall more than 65% of the issued and outstanding shares of stock, or any property distributed in respect thereof, of any Issuer which is a Controlled Foreign Corporation constitute collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, no Pledgor shall vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests

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     created by this Agreement and Liens permitted by the Credit Agreement.
     Each Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Administrative Agent to a Pledgor, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          (d) Each Pledgor shall pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral granted by such Pledgor or in connection with any of the transactions contemplated by this Agreement.

          (e) Each Pledgor will not (i) amend, modify, terminate or waive any provision of any Pledged Note in any manner materially adverse to the interests of the Administrative Agent or the Lenders, (ii) fail to exercise promptly and diligently each and every material right which it may have under any Pledged Note where such failure could reasonably be expected to have an adverse affect on the interests of the Administrative Agent or the Lenders or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Pledged Note.

          (f) Without the prior written consent of the Administrative Agent, no Pledgor will grant any extension (other than, so long as no Default or Event of Default shall exist, extensions granted in accordance with prudent business judgment) of the time of payment of any Pledged Note, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.


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          (g)  Each Pledgor shall deliver to the Administrative Agent, in the exact form received, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations of such Pledgor any additional promissory notes made by any Obligor for the benefit of such Pledgor or other securities, options or rights received by it in substitution or exchange for, or as a conversion of, or in addition to, any of the Pledged Notes, or otherwise in respect thereof, together with an undated endorsement or power, as the case may be, duly executed to the order of "Bearer" or in blank, as the case may be, by such Pledgor and with, if the Administrative Agent reasonably requests, signature guaranteed.

          6.  Cash Dividends; Voting Rights; Interest and Principal Payments.
(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to a Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section below, such Pledgor shall be permitted to receive all cash dividends paid in the normal course of business and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock of such Pledgor and to exercise all voting and corporate rights with respect to such Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

          (b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to a Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to
Section 7 hereof, such Pledgor shall be permitted to receive and retain all scheduled interest and principal payments on account of the Pledged Notes of such Pledgor.

          7. Rights of the Lenders and the Administrative Agent. (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to a Pledgor, the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock of such Pledgor and any and all interest, principal or other payments paid in respect of the Pledged Notes of such Pledgor and make application thereof to the Obligations of such Pledgor in such order as the Administrative Agent may determine, and all shares of such Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of any Issuer or otherwise and any and all rights of

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conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by such Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of such Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine) and (3) the Administrative Agent or its nominee may thereafter exercise all rights pertaining to such Pledged Notes (including without limitation, any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining thereto) as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under the Pledged Notes of such Pledgor to observe and perform all the conditions and obligations to be observed and performed by it thereunder all in accordance with the terms and provisions of such Pledged Notes. Neither the Administrative Agent nor the Lenders shall have any obligation or liability under any Pledged Note by reason of or arising out of this Agreement or the receipt by the Administrative Agent or the Lenders of any payment relating to such Pledged Note pursuant hereto (other than to account for monies actually received by it), nor shall the Administrative Agent or any of the Lenders be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Pledged Note, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Note, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (c) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against any Issuer or any Obligor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor




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shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor, any Issuer, any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except such claims and damages arising out of the gross negligence or willful misconduct of the Administrative




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Agent or any such Lender.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations of such Pledgor and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

     9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock of any Pledgor pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have such Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, such Pledgor will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the




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period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     10. Irrevocable Authorization and Instruction to Issuer and Obligor. Each Pledgor hereby authorizes and instructs each Issuer of its Pledged Stock and each Obligor of its Pledged Notes to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each such Issuer and each such Obligor shall be fully protected in so complying.

     11. Administrative Agent's Appointment as Attorney-in-Fact.
(a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid in full and the Commitments are terminated.

        12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

        13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.

        14. Authority of Administrative Agent. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and a Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither any Pledgor, any Issuer nor any Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        15. Notices. All notices, requests and demands to or upon the Administrative Agent, any Pledgor, any Issuer or any Obligor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, three days after being deposited in the mail, postage prepaid, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent at its address or transmission number for notices provided in the Credit Agreement, to each Pledgor at its address or transmission number for notices provided in the Subsidiaries Guarantee and to each Issuer and each Obligor at its address set forth in its Acknowledgment and Consent. Any Pledgor, any Issuer and any Obligor may change their addresses and transmission numbers for notices by written notice to the Administrative Agent.

        16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement as it affects any Pledgor may be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

       (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 17. (a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

        (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

       18. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

       19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

          20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                              SAC/THERMO-BARN, INC.
                                              BARNSTEAD THERMOLYNE CORPORATION
                                              SAC/ERIE, INC.
                                              ERIE SCIENTIFIC COMPANY
                                              NAUGATUCK GLASS COMPANY
                                              METAVAC, INC.
                                              NALGE NUNC INTERNATIONAL
                                                   CORPORATION
                                              NALGE COMPANY
                                              SYBRON DENTAL SPECIALTIES, INC.
                                              SAC/ORMCO, INC.
                                              ORMCO CORPORATION
                                              E.T.M. CORPORATION
                                              EXCELLENCE IN ENDODONTICS, INC.
                                              SAC/KERR, INC.
                                              KERR CORPORATION
                                              SAC/COMMONWEALTH, INC.
                                              SYBRON COMMONWEALTH HOLDINGS, INC.
                                              NUNC U.K. LIMITED


                                              __________________________________
                                              By:
                                              Title:

                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                             SAC/THERMO-BARN, INC.



                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
Barnstead Thermolyne        Common           2           100           100
Corporation



                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                        BARNSTEAD/THERMOLYNE CORPORATION



                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
Biomolecular, Inc.          Common           85           100           100


                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                                 SAC/ERIE, INC.




                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
Erie Scientific             Common            1           100           100
Company


                                                                    SCHEDULE 1
                                              TO SUBSIDIARIES PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK
                            ERIE SCIENTIFIC COMPANY

                           Class        Stock          No. of       Total No.
                            of       Certificate       Shares       of Shares
        Issuer             Stock         No.          Pledged      Outstanding
- ----------------------     -----     -----------      -------      -----------
Erie Scientific            Common        001            1,000            1,000
Company of Puerto Rico
- ------------------------------------------------------------------------------
Erie Electroverre SA       Common          9              325              500
- ------------------------------------------------------------------------------
Erie-Watala Glass          Voting          5               42               84
Company Limited
                           Nonvoting       6               16               16
- ------------------------------------------------------------------------------
Erie Scientific                                      65% equity    363,880,000
Hungary Kft.                                          interest
- ------------------------------------------------------------------------------
Ever Ready Thermometer     Common          2              100              100
Co., Inc.
- ------------------------------------------------------------------------------
Owl Scientific, Inc.       Common          2              100              100
- ------------------------------------------------------------------------------
Richard-Allan              Common          1              100              100
Scientific Company
- ------------------------------------------------------------------------------
New England Reagent        Common          1              100              100
Laboratory, Inc.
- ------------------------------------------------------------------------------
Casco Standards, Inc.      Common          2              100              100
- ------------------------------------------------------------------------------
Naugatuck Glass            Common        234          179,280          179,280
Company
- ------------------------------------------------------------------------------

                                                                     SCHEDULE 1
                                               TO SUBSIDIARIES PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK
                            NAUGATUCK GLASS COMPANY

                                     Stock           No. of           Total No.
                     Class of     Certificate        Shares           of Shares
Issuer                 Stock          No.            Pledged         Outstanding
- -----------          ----------   -----------        -------         -----------
Metavac,               Common          1              1,000             1,000
Inc.

                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                                 METAVAC, INC.


                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Bedford         Common          1               1,000           1,000
Mirror, Inc.


                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                      NALGE NUNC INTERNATIONAL CORPORATION


                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Nalge Company   Common          2               100             100

Nunc
 Incorporated   Common          5               100             100


                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                                 NALGE COMPANY


                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
Nalge (Europe)              Common           1           100           100
Incorporated
- ------------------------------------------------------------------------------

I-Chem Company              Common           2         1,000         1,000

- ------------------------------------------------------------------------------

Sani-Tech, Inc.             Common           2           100           100

- ------------------------------------------------------------------------------

Acutech Plastics,           Common           9         4,500         4,500
Inc.

                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                        SYBRON DENTAL SPECIALTIES, INC.


                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
SAC/Kerr, Inc.              Common           1          1,000          2,000
                                             2          1,000
- ------------------------------------------------------------------------------

SAC/Commonwealth, Inc.      Common           1            600          2,000
                                             2            350
                                             3            650
                                             4            350
- ------------------------------------------------------------------------------
SAC/Ormco                   Common           1          1,000          2,000
                                             2          1,000

                                                           SCHEDULE 1
                                     TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                                SAC/ORMCO, INC.



                            Class        Stock        No. of       Total No.
                              of       Certificate    Shares       of Shares
     Issuer                  Stock          No.       Pledged     Outstanding
- ------------------------   --------    ------------   -------     -----------
Ormco Corporation           Common           1           100           100


                                                                SCHEDULE 1
                                          TO SUBSIDIARIES PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK
                               ORMCO CORPORATION


                                     Stock         No. of     Total No. of
                    Class of      Certificate      Shares         Shares
    Issuer            Stock            No.         Pledged     Outstanding
- ----------------    --------      -----------      -------    -------------

Ormco               Common              1               65        100
(Europe) AG
- ------------------------------------------------------------------------------
Ormex, SA           Common             15          128,677    196,964 variable
de CV                                                           1,000 fixed
- ------------------------------------------------------------------------------
Ormco Pty           Common              4           30,550     47,000
Limited
- ------------------------------------------------------------------------------
Ormco de           "B" Series           6            6,500     10,000 "B"
Mexico, SA        "B-V" Series          1          244,801    386,617 "B-V"
de CV
- ------------------------------------------------------------------------------
Allesee             Common             12            1,840      1,840
Orthodontic
Appliances,
Inc.
- ------------------------------------------------------------------------------
E.T.M.              Common            199              100        100
Corporation
- ------------------------------------------------------------------------------
Excellence          Common              4              100        100
in Endo-
dontics,
Inc.

                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                               E.T.M. CORPORATION

                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
E.T.M.          Series A        6               32,500          50,000
Corporation      Capital
de Mexico,        Stock
SA de CV


                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                        EXCELLENCE IN ENDODONTICS, INC.

                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Analytic        Common          2               100             100
Technology
Corporation


                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                                 SAC/KERR, INC.

                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Kerr            Common          2               100             100
Corporation
- ------------------------------------------------------------------------------
Kerr            Ordinary        3               600,202         923,389
Australia Pty
Limited


                                                                    SCHEDULE 1
                                              TO SUBSIDIARIES PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK
                            ERIE SCIENTIFIC COMPANY

                           Class        Stock          No. of       Total No.
                            of       Certificate       Shares       of Shares
        Issuer             Stock         No.          Pledged      Outstanding
- ----------------------     -----     -----------      -------      -----------
Kerr Italia S.p.A.                         11           13,988          21,520
- ------------------------------------------------------------------------------
Kerr (Europe) AG          Common            7              163             250
- ------------------------------------------------------------------------------
Sybron Asia Ltd                         A-001            1,000           1,800
                                        B-009              100
                                        C-001               50
                                        F-004               10
                                        F-005               10
- ------------------------------------------------------------------------------
Demetron Research         Common           28          640,020         640,020
Corp.
- ------------------------------------------------------------------------------
Sybron Deutschland        Quotas         Deed       DM 845,000    DM 1,300,000
GmbH
- ------------------------------------------------------------------------------
Belle De St.              Common            2              100             100
Claire, Inc.
- ------------------------------------------------------------------------------
Metrex Research           Common            4              100             100
Corporation

                                                                     SCHEDULE 1
                                               TO SUBSIDIARIES PLEDGE AGREEMENT


                          DESCRIPTION OF PLEDGED STOCK
                             SAC/COMMONWEALTH, INC.

                                     Stock           No. of           Total No.
                     Class of     Certificate        Shares           of Shares
Issuer                 Stock          No.            Pledged         Outstanding
- -----------          ----------   -----------        -------         -----------
Sybron Commonwealth     Common         2                65                 100
Holdings, Inc.                         1                35
________________________________________________________________________________

Sybron Canada Limited   Common         3               651               1000

                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                       SYBRON COMMONWEALTH HOLDINGS, INC.

                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Sybron UK       0               [5 or 6]        1               500,000
Limited                             7           324,999


                                                                      SCHEDULE 1
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK
                               NUNC U.K. LIMITED

                                   Stock           No. of         Total No.
                 Class of       Certificate        Shares         of Shares
   Issuer         Stock             No.            Pledged       Outstanding
- -----------     ----------      -----------     -----------     ------------
Sybron          Common          1               65,000          100,000
Holdings A/S    (no classi-
                fication)


                                                                      SCHEDULE 2
                                                TO SUBSIDIARIES PLEDGE AGREEMENT



                                PLEDGED NOTES
                              [NAME OF PLEDGOR]



                               Original
                Date of        Principal
Obligor         Note           Amount
- -------         -------        ---------
                               $___________

                                                                         ANNEX A
                                                To Subsidiaries Pledge Agreement


                         ACKNOWLEDGEMENT AND CONSENT


     Each of the undersigned is an Issuer referred to in the foregoing Amended and Restated Subsidiaries Pledge Agreement, and each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Subsidiaries Pledge Agreement, dated as of July 9, 1996, made by the Pledgors (as defined therein) in favor of Chemical Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"). The undersigned agree for the benefit of the Administrative Agent and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph of the Pledge Agreement.

     3. The terms of paragraph of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.


                                          BARNSTEAD THERMOLYNE CORPORATION
                                          BIOMOLECULAR, INC.
                                          ERIE SCIENTIFIC COMPANY
                                          ERIE ELECTROVERRE S.A.
                                          ERIE SCIENTIFIC COMPANY OF
                                            PUERTO RICO
                                          ERIE-WATALA GLASS COMPANY LIMITED
                                          ERIE SCIENTIFIC HUNGARY KFT.
                                          EVER READY THERMOMETER CO., INC.
                                          OWL SCIENTIFIC, INC.
                                          RICHARD-ALLAN SCIENTIFIC COMPANY
                                          NEW ENGLAND REAGENT LABORATORY,
                                            INC.
                                          CASCO STANDARDS, INC.
                                          THE NAUGATUCK GLASS COMPANY
                                          METAVAC, INC.
                                          BEDFORD MIRROR, INC.

                                          NALGE COMPANY
                                          NUNC INCORPORATED
                                          NALGE (EUROPE) INCORPORATED
                                          I-CHEM COMPANY
                                          SANI-TECH, INC.
                                          ACUTECH PLASTICS, INC.

                                        SAC/ORMCO, INC.
                                        ORMCO CORPORATION
                                        ORMCO (EUROPE) A.G.
                                        ORMEX, S.A. DE C.V.
                                        ORMCO PTY. LTD.
                                        ORMCO DE MEXICO SA de CV
                                        ALLESEE ORTHODONTIC APPLIANCES,
                                          INC.
                                        E.T.M. CORPORATION
                                        E.T.M. CORPORATION DE MEXICO,
                                          SA de CV
                                        EXCELLENCE IN ENDODONTICS, INC.
                                        ANALYTIC TECHNOLOGY CORPORATION
                                        SAC/KERR, INC.
                                        KERR CORPORATION
                                        KERR AUSTRALIA PTY. LIMITED
                                        KERR ITALIA S.p.A.
                                        KERR (EUROPE) A.G.
                                        METREX RESEARCH CORPORATION
                                        DEMETRON RESEARCH CORP.
                                        BELLE DE ST. CLAIRE, INC.
                                        SYBRON DEUTSCHLAND GMBH
                                        SAC/COMMONWEALTH, INC.
                                        SYBRON COMMONWEALTH HOLDINGS, INC.
                                        SYBRON CANADA LIMITED
                                        SYBRON U.K. LIMITED
                                        SYBRON HOLDINGS A/S




                                        --------------------------------------
                                        By:
                                        Title:


                                        Address for Notices:

                                        c/o Sybron International Corporation
                                        411 East Wisconsin Avenue, 24th Floor
                                        Milwaukee, Wisconsin  53202
                                        Fax:  (414) 274-6561